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                                                                EXHIBIT G



                           INVESTMENT MANAGEMENT AGREEMENT


              This Agreement, dated as of the 1st day of January 1996, by and between Adams, Harkness & Hill, Inc., a Massachusetts corporation (the "Adviser"), and AH&H Partners Fund Limited Partnership, a Massachusetts limited partnership (the
         "Partnership").

              WHEREAS, the Partnership wishes to retain the Adviser for the purposes of managing and investing the assets of the Partnership in its investment account (the "Account Assets"), and;

              WHEREAS, the Adviser wishes to be retained by the Partnership for such purposes.

              NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, the Adviser and the Partnership agree to be bound on the terms and conditions set forth below.

              1. SERVICES AND AUTHORITY OF THE ADVISER. (a) The Partnership authorizes the Adviser, from time to time and in its sole discretion, to, and to direct brokers to, sell, purchase (long, short, or any combination thereof), invest, reinvest, exchange, retain, deposit or otherwise trade in or dispose of the Account Assets and such authority shall specifically extend, without limitation, to option contracts, and to the lending of money or securities or the borrowing of money or securities for proper Partnership purposes, and to give security therefor upon such terms as the Adviser deems proper for the benefit of the Partnership. The Adviser is further authorized to direct the manner, method, time and place of such trading and disposition. This Agreement shall serve as the Partnership's consent and authority for all such action or non-action taken in the discretion of the Adviser. The Adviser may, except as provided in the Third Amended and Restated Agreement of Limited Partnership or any further amendment or restatement thereof (the "Partnership Agreement") deal with the Account Assets to the full extent permitted to the Partnership as owner of the Account Assets without seeking further consent from the Partnership. The Account Assets shall include all contributions to capital made by the partners of the Partnership during the term of this Agreement, and any undistributed income, proceeds and realized gains from investment of such assets in excess of all such contributions to capital. The Partnership shall be responsible for the determination of any amounts available for distribution to the Partnership's partners and for making such distributions.


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                   (b)  The Adviser will maintain all books and records
         with respect to the Partnership's securities transactions required by subparagraphs (b)(5), (6), (9) and (10) of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and paragraph (f) of Rule 31a-1 under the Investment Company Act (other than those records being maintained by any custodian or transfer agent of the Partnership) and preserve such records for the period prescribed therefor by Rule 31a-2 of the Investment Company Act.

                   (c) The Adviser shall also perform such other services in connection with the management and administration of the Partnership and the Account Assets as the Managing General Partners of the Partnership shall reasonably request from time to time.

              2. BROKERAGE SERVICES. The Adviser shall have the authority to select brokers or dealers to execute transactions in the Partnership's account and to effect securities transactions itself on behalf of the Partnership. The Partnership understands and agrees that (i) the Adviser will use its best efforts to obtain prompt execution of orders at the most favorable prices reasonably obtainable, (ii) the Adviser will not be obligated to seek the lowest available transaction cost, but may take into account the financial stability and reputation of the brokerage firm and the brokerage services as a broker/dealer, and (iii) if the Adviser itself effects transactions in securities on behalf of the Partnership, it will receive commissions for such services, subject in all cases to the requirements of the Securities Laws, to its fiduciary duties as general partner of the Partnership and its fiduciary duties as broker to the Partnership.

              3. SERVICE TO OTHER CLIENTS. The Partnership acknowledges that the Adviser may perform investment advisory services for other clients. In connection therewith, the Adviser may give advice or may take action with respect to any of its clients which may differ from advice given to or the timing and nature of action taken with respect to the Partnership account. The Adviser shall not be obligated to purchase or to sell for the Partnership a position in any security which the Adviser, its principals, affiliates or employees may acquire for its or their own account or for the account of any other client if in the sole and absolute discretion of the Adviser it is not for any reason practical or desirable to purchase or to sell such security for the Partnership's account. In addition, to the extent permitted by law and subject to the Adviser's fiduciary duties to the Partnership, transactions in securities may be accomplished on behalf of clients other than the Partnership (but not on behalf of


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         the Adviser itself) prior or subsequent to the time transactions in the same securities may be effected for or executed by or on behalf of the Partnership and at prices which may be different from those prices at which transactions in the same securities are effected for or executed by or on behalf of the Partnership.

              4. LIMITATIONS ON FEES. In the event that applicable Federal state or local law limits or restricts the payment to the Adviser of the fees or reallocations contemplated by Section 6 of this Agreement or commissions on brokerage transactions effected by the Adviser on behalf of the Partnership, the Adviser agrees to accept as full payment the portion of such fees, reallocations or commissions allowed by law.

              5. EXPENSES. The Partnership shall pay all costs and expenses incurred in connection with management of the Account Assets with the Adviser, including but not limited to all costs of purchasing, selling, and carrying securities, interest on borrowings, brokerage costs, and custodial fees.

              6. FEES AND ALLOCATIONS. (a) For all services rendered by the Adviser pursuant to this Agreement, the Adviser shall be entitled to, and the Partnership shall pay the fees and make the reallocations from the Partners Capital Accounts provided for in this Section 6.

              (b) The Partnership shall pay the Adviser a quarterly management fee (the "Management Fee") equal to the twenty-five one hundredths of one percent (0.25%) of the sum of the Capital Account balances (determined before any allocation for fees under this Agreement) of the Partners. The Management Fee shall be calculated as of March 31, June 30, September 30 and December 31 in each year, and paid from the Account Assets within 30 days thereof. If this Agreement is terminated pursuant to Section 7 hereof, the Partnership shall pay the Adviser within 30 days of termination a final Management Fee which shall be prorated through the effective date of termination.

              (c) As of each Performance Allocation Date occurring in December, the Partnership shall reallocate from the Capital Accounts of the Partners to the Capital Account of the Adviser an aggregate amount equal to fifteen percent (15%) of the amount, if any, by which (x) the sum of the changes in the Adjusted Net Asset Value of the Partnership as of each Valuation Date in such Performance Allocation Period over the Net Asset Value as of the immediately preceding Valuation Date exceeds (y) the sum of
         (A) the Shortfall for the immediately preceding Performance Allocation Period plus (B) the sum of the Base Amounts for


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         Valuation Periods included in the Performance Allocation Period ending on such Performance Allocation Date. As of any Performance Allocation Date occurring other than in December the Partnership shall reallocate from the Capital Accounts of the Partners to the Capital Account of the Adviser an aggregate amount equal to an amount equal to (x) fifteen percent (15%) of the amount, if any, by which (A) the sum of the changes in the Adjusted Net Asset Value of the Partnership as of each Valuation Date in the Performance Allocation Period over the Net Asset Value as of the immediately preceding Valuation Date exceeds (B) the sum of (1) the Shortfall for the second preceding Performance Allocation Period plus (2) the sum of the Base Amounts for Valuation Periods included in the period beginning on the first day of the immediately preceding Performance Allocation Period and ending on such Performance Allocation Date minus (y) the amount, if any, of the Performance Fee paid on the immediately preceding Performance Allocation Date.

              7. DURATION AND TERMINATION OF THIS AGREEMENT. This Agreement shall remain in force until January 1, 1998 and shall continue for periods of one year thereafter, but only as long as such continuance is specifically approved at least annually (a) by the vote of a majority of the Managing General Partners of the Partnership who are not interested persons (as defined in the Investment Company Act) of the Partnership and have no financial interest in this Agreement, cast in person at a meeting called for the purpose of voting on such approval and (b) by a vote of a majority of the Managing General Partners of the Partnership or a majority of the outstanding Limited Partnership Interests. The aforesaid requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the Investment Company Act and the rules and regulations thereunder. This Agreement may, on 60 days' written notice to the other party, be terminated at any time without the payment of any penalty, by the Managing General Partners of the Partnership, by the vote of a majority of the outstanding Limited Partnership Interests, or by the Adviser.
         This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Agreement, the definitions contained in Section 2(a) of the Investment Company Act (particularly the definitions of "interested person," "assignment" and "majority of the outstanding voting securities"), as from time to time amended, shall be applied, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order.

              8. INDEMNIFICATION. The Partnership understands and agrees that neither the Adviser nor any of its officers, directors or


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         employees shall have any liability to the Partnership or to any
         Partner for any loss suffered by the Partnership which arises out of any action or inaction of the Adviser, except a loss resulting from wilful misfeasance, bad faith or gross negligence by the Adviser in the performance of the Adviser's duties under this Agreement or from reckless disregard by the Adviser of its obligations under this Agreement. The Adviser shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses, and amounts paid in settlement of any claims sustained by it in connection with the Partnership, except for such losses, judgments, liabilities, expenses or amounts paid in settlement resulting from the Adviser's wilful misfeasance, bad faith, gross negligence or reckless disregard of its obligations under this Agreement. The Partnership agrees to indemnify the Adviser to the extent of its Account Assets to the full extent permitted by the Massachusetts Uniform Limited Partnership Act, as it may be amended, and as permitted by other applicable provisions of law. Notwithstanding the above, the Adviser shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of Federal or state securities laws unless permitted by law.

              9. NOTICE; PARTIES. Any notice required to be given hereunder shall be in writing and shall be sent by registered or certified first class mail, postage prepaid, with return receipt requested, to the Adviser or the Partnership at the addresses indicated below or to such other address as the parties may hereafter direct in writing. The effective date of such notice shall be three days after the date of mailing thereof.

              10. BINDING EFFECT. This Agreement will be binding upon and inure to the benefit of the successors, assigns and legal representatives of the parties hereto.

              11. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective until approved by vote of the holders of a majority of Limited Partnership Interests and by a majority of the Managing General Partners of the Partnership, including a majority of the Managing General Partners of the Partnership who are not interested persons (as defined in the Investment Company Act) of the Partnership and have no financial interest in this Agreement, cast in person at a meeting called for the purpose of voting on such amendment.




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              12.  ENTIRE AGREEMENT.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.

              13. GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the Commonwealth of Massachusetts.

              14. DEFINITIONS. (a) Unless otherwise defined in this Agreement, all terms used in this Agreement shall have the meanings set forth in the Partnership Agreement.

              (b) The following terms used in this Agreement shall have the meaning set forth below:

              "Allocation Deficit" means, with respect to any Performance Allocation Period, the amount, if any, by which (i) the sum of the Base Amounts for Valuation Periods included in such Performance Allocation Period exceeds (ii) the sum of the changes in the Adjusted Net Asset Value of the Partnership as of each Valuation Date in such Performance Allocation Period over the Net Asset Value of the Partnership as of the immediately preceding Valuation Date.

              "Applicable Percentage" means one percent (1.5%) or, in the case of any Valuation Period that is of a shorter duration than three (3) months, the product of one percent (1.5%) and a fraction, the numerator of which is the number of days that have elapsed since the prior Valuation Date and the denominator of which is 90.

              "Base Amount" means, with respect to any Valuation Period included in a particular Performance Allocation Period, the Applicable Percentage of the Net Asset Value of the Partnership as of the first day of such Performance Allocation Period (as determined after all allocations and distributions made as of dates prior to such first day have been made, but not including any Capital Contributions made as of such first day), computed, solely for purposes of this definition, with the following adjustments:

              (a) there shall be added to the Partnership's Net Asset Value as of the first day such Performance Allocation Period any Shortfall for the immediately preceding Performance Allocation Period (computed, except as provided in clause (c) below, without regard to any




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                   adjustments to such Shortfall on account of
                   distributions during the applicable Performance Allocation Period);

              (b) for such Valuation Period, there shall be added to the Partnership's Net Asset Value as of the first day such Performance Allocation Period all Capital Contributions made by Partners during such Valuation Period and during any prior Valuation Period included in such Performance Allocation Period; and

              (c) upon each distribution to one or more Partners as of a date during such Valuation Period, there shall be subtracted, for purposes of determining Base Amounts for subsequent Valuation Periods included in such Performance Allocation Period, from the Partnership's Net Asset Value as of the first day for such Performance Allocation Period (as determined after taking into account all prior adjustments thereto made on account of any Shortfall for the immediately preceding Performance Allocation Period pursuant to clause (a), any prior Capital Contributions made by a Partner during such Performance Allocation Period pursuant to clause (b) and any distributions made to Partners as of prior dates during such Performance Allocation Period pursuant to this clause (c)) an amount equal to such distribution.

              "Performance Allocation Date" means (i) each Valuation Date occurring in December and (ii) the Valuation Date as of which the Partnership is liquidated.

              "Performance Allocation Period" means, except as otherwise provided herein, each period ending on a Performance Allocation Date and beginning on the day after the immediately preceding Performance Allocation Date.

              "Shortfall" means, with respect to any Performance Allocation Period, the amount, if any, of the Allocation Deficit for such Performance Allocation Period, computed with the following adjustments:

              (a) in computing the Allocation Deficit for such Performance Allocation Period, there shall be added to the sum of the Base Amounts for Valuation Periods included in such Performance Allocation Period the amount of the Shortfall, if any, for the immediately preceding Performance Allocation Period (taking into account all



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                   adjustments to such prior Shortfall pursuant to
                   clause (b) on account of distributions to Limited Partners); and

              (b)  for each distribution to Limited Partners pursuant to
                   Article 15(b) of the Partnership Agreement as of a date during the period beginning on the Performance Allocation Date closing such Performance Allocation Period and ending on the date immediately preceding the next Performance Allocation Date, there shall be subtracted from the Allocation Deficit for such Performance Allocation Period (as determined after reducing such Allocation Deficit pursuant to this clause (b) for all distributions, in the order made, to Partners pursuant to Article 15(b) of the Partnership Agreement as of prior dates during the period beginning on the Performance Allocation Date closing such Performance Allocation Period and ending on the date immediately preceding the next Performance Allocation
                   Date) an amount equal to all distributions, in the order made, to Managing General or Limited Partners pursuant to Article 15(b) as of prior dates during the period beginning on the Performance Allocation Date closing such Performance Allocation Period and ending on the next following Performance Allocation Date).

              IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                  ADAMS, HARKNESS & HILL, INC.



                                  By:  /s/ Harry E. Wells, III
                                     _____________________________



         Address:  60 State Street
                   Boston, MA  02109

                                  AH&H PARTNERS FUND LIMITED PARTNERSHIP

                                  By:  Adams, Harkness & Hill, Inc., its
                                       Advisory General Partner



                                  By:   /s/ Harry E. Wells, III
                                     _____________________________





         Address:  60 State Street
                   Boston, MA  02109


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